UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 3, 2012 (October 1, 2012)
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Effective as of September 29, 2012, the Company acquired substantially all of the assets of Lisbon Theaters, Inc. and assumed operation of seller’s fully digital single theater with 12 screens located at 162 River Road in Lisbon, CT (“Lisbon”).  The Company assumed the operating lease for the Lisbon theatre, not any other liabilities of the seller. The aggregate purchase price for the Lisbon acquisition is $6.0 million, plus an earn out. The earn out may, if applicable, be paid at the company's option in the Company’s Class A common stock.  Further information with respect to Lisbon was included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 24, 2012.

The Lisbon acquisition was funded with a portion of the proceeds of a $10,000,000 senior secured term loan from Northlight Trust I (the “Senior Loan”) that matures in five years, bears interest at a floating rate based upon the 30 day LIBOR rate (with a floor of 2.5%) plus 10.5% and is secured by, among other things, the Company’s membership interest in each of the Company’s operating subsidiaries and all the operating subsidiaries’ assets, including the theater leases.   During the first 18 months from consummation of the Senior Loan, at the Company’s option, interest on the Senior Loan in excess of 10% can be deferred, added to principal and amortized over the remaining term of the Senior Loan. During the first 12 months from consummation of the Senior Loan, principal of $30,000 is payable per month, and thereafter, principal equal to 1.40% of the aggregate principal balance of the Loan outstanding on October 1, 2013 is payable each month. The Senior Loan is mandatorily prepayable from 25% of the Company’s Excess Cash Flow ( as defined in the Senior Loan agreement) beginning with September 30, 2013 and annually thereafter.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in the second paragraph under Item 2.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed herewith.  The financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed herewith.  The pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

 (d) Exhibits.

10.16
Loan Agreement dated as of September 28, 2012, by and between Digital Cinema Destinations Corp., DC Westfield Cinema, LLC, DC Cranford Cinema, LLC, DC Bloomfield Cinema, LLC, DC Cinema Centers, LLC, and DC Lisbon Cinema, LLC and Northlight Trust I.

10.17
Note dated as of September 28, 2012, issued by Digital Cinema Destinations Corp., DC Westfield Cinema, LLC, DC Cranford Cinema, LLC, DC Bloomfield Cinema, LLC, DC Cinema Centers, LLC, and DC Lisbon Cinema, LLC to Northlight Trust I.

10.18	Security Agreement dated as of September 28, 2012, executed by DC Westfield Cinema, LLC in favor of Northlight Trust I.
10.19	Security Agreement dated as of September 28, 2012, executed by DC Cranford Cinema, LLC in favor of Northlight Trust I.
10.20	Security Agreement dated as of September 28, 2012, executed by DC Bloomfield Cinema, LLC in favor of Northlight Trust I.
10.21	Security Agreement dated as of September 28, 2012, executed by DC Cinema Centers, LLC in favor of Northlight Trust I.
10.22	Security Agreement dated as of September 28, 2012, executed by DC Lisbon Cinema, LLC in favor of Northlight Trust I.
10.23	Pledge Agreement dated as of September 28, 2012, by and between Digital Cinema Destinations Corp. and Northlight Trust I.
10.24	Collateral Assignment of Lease dated as of September 28, 2012, executed by DC Westfield Cinema, LLC in favor of Northlight Trust I.
10.25	Collateral Assignment of Lease dated as of September 28, 2012, executed by DC Cranford Cinema, LLC in favor of Northlight Trust I.
10.26	Collateral Assignment of Lease dated as of September 28, 2012, executed by DC Bloomfield Cinema, LLC in favor of Northlight Trust I.
10.27	Collateral Assignment of Lease dated as of September 28, 2012, executed by DC Cinema Centers, LLC in favor of Northlight Trust I.
10.28	Collateral Assignment of Lease dated as of September 28, 2012, executed by DC Lisbon Cinema, LLC in favor of Northlight Trust I.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: October 3, 2012	By:	/s/ A. Dale Mayo
	Name:	A. Dale Mayo
	Title:	Chief Executive Officer and Chairman